UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 29, 2008
First Franklin Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-16362	31-1221029

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Ashwood Drive, Cincinnati, Ohio	45241

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:       (513) 469-5352

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.02	Termination of a Material Definitive Agreement.
     On February 29, 2008, The Franklin Savings and Loan Company (“Franklin”), a wholly-owned subsidiary of First Franklin Corporation, and Oak Hill Banks, entered into a Termination Agreement, which terminated the previously announced Branch Purchase and Assumption Agreement (the “Purchase Agreement”). The decision to terminate the Purchase Agreement was mutually agreed upon by the parties. Franklin issued a press release on February 29, 2008, announcing the termination of the Purchase Agreement. That press release is attached hereto as Exhibit 99 and incorporated herein by reference.
Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits .

(a) — (c).	Not applicable.

(d).	Exhibits.

Exhibit No.	Description

99	Press Release dated February 29, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FRANKLIN CORPORATION
By:	/s/ Daniel T. Voelpel
Daniel T. Voelpel
Vice President and Chief Financial Officer

Date: March 6, 2008